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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 17, 1997
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                            National TechTeam, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-16284                    38-2774613
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(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)             Identification No.)

           835 Mason Street                Dearborn, MI           48224
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Address of principal executive offices)    (City, State)        (Zip Code)

Registrant's telephone number, including area code       (313) 277-2277
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         (Former name of former address, if changed since last report.)
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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        On November 17, 1997, TechTeam sold 4,000 shares of its common stock to Paratel NV, a Belgian corporation. The common stock formed part of the consideration to Paratel in exchange for Paratel's conveyance to TechTeam and to TechTeam Europe Ltd., a TechTeam wholly-owned subsidiary, of all of Paratel's stock ownership in National TechTeam Europe, NV a Belgian corporation ("NTTE"). As a result of this transaction, TechTeam now owns all shares of NTTE with the exception of one share, which is owned by TechTeam Europe Ltd. for the purpose of complying with the Belgian commercial companies code requirements that there be a minimum of two shareholders. This transaction constituted termination of the joint venture that existed between TechTeam and Paratel for the purpose of operating a call center in Belgian.

        The shares conveyed to Paratel were issued in reliance upon the exemption from registration contained in Rule 901 of Regulation S promulgated by the Securities Exchange Commission for offers and sales occurring outside the United States. By the terms of the Stock Purchase Agreement, the sale, transfer or disposition of the TechTeam stock is restricted for a period of two years and that following such two year restriction period, any sales may only be made if the shares are registered under the Securities Act of 1933 or if a specific exemption from registration is available.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     National TechTeam

                                     By:  /s/ Lawrence A. Mills
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                                     Its: Senior Vice President, Chief Financial
                                     Officer, Treasurer and Secretary

Date: November 21, 1997